UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 377-3331

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01  Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On July 9, 2014, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wynit Distribution, LLC, together with certain of its subsidiaries (collectively, the “Buyers”). Under the Purchase Agreement, the Buyers purchased substantially all of the assets of the Company’s retail distribution and software publishing business (the “Navarre Business Assets”) on July 9, 2014. In connection with the sale, the Company and the Buyer also entered into a transition services agreement to provide one another with certain transitional services.

The total consideration under the Purchase Agreement for the Navarre Business Assets (the “Purchase Price”) is $15 million. Pursuant to the Purchase Agreement, $5 million of the Purchase Price is to be paid to the Company in cash. Up to an additional $10 million is payable to the Company under a promissory note (the “Promissory Note”) that is secured by all of Buyer’s assets. The Company’s security interest in the Buyer’s assets is subordinated to the Buyer’s secured lenders. There are no principal payments under the promissory note during the first year following the closing of the transaction, with the principal balance being amortized over three years during the second through fourth years following the closing of the transaction. The Promissory Note will be reduced if certain amounts are payable by the Company to Buyer in connection with certain post-closing adjustments to the Purchase Price. Potential adjustments include, among other things, a working capital adjustment and an adjustment in connection with the repurchase of certain uncollectible accounts receivable. The Purchase Agreement contains customary representations and warranties and indemnification obligations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

On July 9, 2014, the Company entered into a five-year, $50 million term loan credit facility with various lenders and Garrison Loan Agency Services, LLC (“Garrison”) acting as agent (the “Credit Facility”). Upon the closing of the Credit Facility, $35 million was funded to the Company, less certain fees and costs (the “Closing Date Loans”). An additional $15 million delayed draw term loan is available to the Company under the Credit Facility, which can be drawn prior to January 1, 2016, if the Company is in compliance with certain obligations under the Credit Facility (the “Delayed Draw Loan”). The principal amount of all loans provided under the Credit Facility will be amortized at 2.5% annually, with the remaining principal balance being due and payable on July 9, 2019.

The Closing Date Loans bear a blended interest rate that is roughly equal to the LIBOR rate, plus 5.5%, except upon an event of default. The Delayed Draw Loan, if drawn, would bear an interest rate at the LIBOR rate, plus 5.5%, except upon an event of default. The LIBOR rate for all loans under the Credit Facility is subject to a minimum level of 1.0%. Funds provided under the Credit Facility, together with funds received in connection with the sale of the Navarre Business Assets, were used to repay the Company’s previous line of credit with Wells Fargo Capital Finance LLC, which was terminated in connection with the entry into the Credit Facility.

The Credit Facility contains customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, a maximum fixed charge coverage ratio, and a maximum indebtedness to EBITDA ratio. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from Garrison or the lenders under those facilities. These credit facilities also contain customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.

Funds provided pursuant to the Closing Date Loans are available to the Company for use in connection with its general corporate purposes. Funds provided under the Delayed Draw Loan would be available to the Company for use in connection with Permitted Acquisitions and to pay costs and expenses in connection therewith or, with the prior written approval of Garrison, for permitted capital expenditures or other corporate purposes. The Credit Facility is secured by a first priority security interest in substantially all of the Company’s assets.

The discussion herein regarding the Credit Facility is qualified in its entirety by reference to the Credit and Guaranty Agreement between the Company and Garrison attached hereto as Exhibit 10.1.

On July 9, 2014, the Company issued a press release announcing the execution and closing of the Purchase Agreement and completion of the financing transactions discussed in this Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth in Item 1.01 above with respect to the Credit Facility is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the sale of the Navarre Business Assets, effective July 9, 2014, the employment of Ward Thomas was terminated in connection with his being employed by Wynit Distribution LLC. Per the terms of his Severance Agreement, and in consideration for a release of certain claims against the Company, he will be paid severance in the amount of $324,667 and a transaction completion bonus in the amount of $200,000. Additionally, in connection with the sale of the Navarre Business Assets, Mr. Thomas’ unvested stock-based compensation will vest upon the provision of a release in favor of the Company.

The foregoing description of the Severance Agreement for Mr. Thomas does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 13, 2010, and Exhibit 10.1 to the Company’s Form 8-K filed on April 4, 2014, and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

2.1	Asset Purchase Agreement by and among the Company and Buyer dated July 9, 2014.

10.1	Credit and Guaranty Agreement by and among the Company, various lenders and Garrison dated July 9, 2014

99.1	Press Release, dated July 9, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: July 9, 2014	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel and
Secretary